As filed with the Securities and Exchange Commission on November 9, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALTERRA CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-0584464
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alterra House

2 Front Street

Hamilton HM 11

Bermuda

(Address of principal executive offices) (Zip code)

Employee Stock Purchase Plan for U.S. and Non-U.S. Taxpayers

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

13th Floor

New York, New York

(212) 590-9200

(Name, address and telephone number of agent for service)

Copy to:
Bernard K. Asirifi Alterra Capital Holdings Limited Alterra House, 2 Front Street Hamilton, HM 11 Bermuda Telephone: (4410 295-8800		Kerry E. Berchem Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Telephone: (212) 872-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Employee Stock Purchase Plan for U.S. and Non-U.S. Taxpayers
Common Shares, par value $1.00 per share	500,000	$23.08	$11,540,000	$1,574.06
Total	500,000		$11,540,000	$1,574.06

(1)	An additional aggregate of 500,000 common shares, par value $1.00 per share, of the Registrant (the “Common Shares”) are being registered pursuant to the Employee Stock Purchase Plan for U.S. and Non-U.S. Taxpayers (the “ESPP”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of Common Shares shown in the table above, an indeterminate number of Common Shares which may become issuable under the ESPP by reason of any dividend in shares, extraordinary dividend, recapitalization, share split, reverse split, reorganization, merger, consolidation, amalgamation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or events which results in adjustments to securities issuable under the ESPP.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the registration fee, based upon the average of the high and low sale prices of the Common Shares as reported on the NASDAQ National Market System on November 7, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 common shares, par value $1.00 per share (the “Common Shares”), of Alterra Capital Holdings Limited (the “Company”), to be issued pursuant to the Employee Stock Purchase Plan for U.S. and Non-U.S. Taxpayers (the “ESPP”). The Compensation Committee of the Board of Directors of the Company, on February 8, 2012, approved an amendment to the ESPPs, subject to shareholder approval, to increase the number of Common Shares authorized for issuance under the ESPP by 500,000 in the aggregate. This action was approved by the shareholders of the Company on May 8, 2012. This registration statement consists of the facing page, this page, other required information, the signature page and required opinions, consents and other exhibits, and, as permitted by General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-151211, filed by the Company (formerly known as Max Capital Group Ltd.) on May 28, 2008, relating to the registration of 300,000 Common Shares reserved for issuance under the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on February 24, 2012, including information incorporated by reference in the Form 10-K from the Registrant’s definitive proxy statement for its 2012 annual meeting of shareholders, which was filed on March 26, 2012.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 filed with the Commission on May 10, 2012.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 filed with the Commission on August 8, 2012.

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012 filed with the Commission on November 9, 2012.

(e)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 8, 2012 (only with respect to Item 8.01); February 24, 2012; March 20, 2012; April 13, 2012; May 9, 2012 (only with respect to Items 5.07 and 8.01); May 18, 2012; June 20, 2012; August 7, 2012 (only with respect to Item 8.01); and November 6, 2012 (only with respect to Item 8.01).

(f)	The description of the Registrant’s Common Shares contained in its Registration Statement on Form S-3 filed with the Commission on May 24, 2010, including any amendments or reports filed for the purposes of updating such description.

In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission), shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers.

The Companies Act 1981 of Bermuda, as amended (the “Companies Act”), provides that a Bermuda company may indemnify its directors and officers in their capacity as directors or officers of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of the director’s or officer’s own fraud or dishonesty. The Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Registrant’s bye-laws provide for indemnification of its directors, officers and certain other persons to the fullest extent permitted by Bermuda law, as the same may be amended from time to time. In addition, the bye-laws permit the Registrant to purchase and maintain insurance to protect itself and any director, officer or other persons entitled to indemnification by the Registrant, to the fullest extent permitted by law.

The Registrant has also entered into indemnification agreements with its directors and certain officers, pursuant to which, among other things, the Registrant has agreed to provide contractual indemnification that supplements the indemnification contained in the Registrant’s bye-laws and to indemnify and provide advancement of expenses to such directors and officers in respect of all liabilities paid in settlement of or in connection with any claim based on the fact that such director or officer is or was a director or officer of the Registrant or its subsidiaries.

The Registrant also maintains standard directors’ and officers’ liability insurance policies under which the Registrants’ officers and directors have rights to indemnification by virtue of their positions as officers and/or directors of the Registrant.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Alterra Capital Holdings Limited Employee Stock Purchase Plan for U.S. and Non-U.S. Taxpayers, as amended and restated (filed herewith)

5.1	Opinion of Conyers Dill & Pearman (filed herewith)

23.1	Consent of Conyers Dill & Pearman (contained in Exhibit 5.1)

23.2	Consent of KPMG (filed herewith)

24.1	Power of Attorney (included with signature page)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Country of Bermuda, on this 9th day of November, 2012.

ALTERRA CAPITAL HOLDINGS LIMITED

By:	/s/ W. Marston Becker
W. Marston Becker
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. Marston Becker and Joseph W. Roberts, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 9, 2012.

Signature	Title

/s/ W. Marston Becker W. Marston Becker	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Joseph W. Roberts Joseph W. Roberts	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David F. Shead David F. Shead	Chief Accounting Officer (Principal Accounting Officer)

/s/ James D. Carey James D. Carey	Director

/s/ K. Bruce Connell K. Bruce Connell	Director

/s/ W. Thomas Forrester W. Thomas Forrester	Director

Signature	Title

/s/ Meryl D. Hartzband Meryl D. Hartzband	Director

/s/ Willis T. King, Jr. Willis T. King, Jr.	Director

/s/ James H. MacNaughton James H. MacNaughton	Director

/s/ Stephan F. Newhouse Stephan F. Newhouse	Director

/s/ Michael O’Reilly Michael O’Reilly	Director

/s/ Andrew H. Rush Andrew H. Rush	Director

/s/ Mario P. Torsiello Mario P. Torsiello	Director

/s/ James L. Zech James L. Zech	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Alterra Capital Holdings Limited Employee Stock Purchase Plan for U.S. and Non-U.S. Taxpayers, as amended and restated (filed herewith)

5.1	Opinion of Conyers Dill & Pearman (filed herewith)

23.1	Consent of Conyers Dill & Pearman (contained in Exhibit 5.1)

23.2	Consent of KPMG (filed herewith)

24.1	Power of Attorney (included with signature page)